UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 15, 2024

Citius Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

001-38174	27-3425913
(Commission File Number)	(IRS Employer Identification No.)

11 Commerce Drive, 1st Floor, Cranford, NJ	07016
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (908) 967-6677

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value	CTXR	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On November 15, 2024, Citius Pharmaceuticals, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with certain institutional investors for the issuance and sale, in a registered direct offering by the Company (the “Offering”), of 12,000,000 shares of the Company’s common stock, par value $0.001 per share (the “Shares”) and warrants (the “Warrants”) to purchase up to 12,000,000 shares of common stock. The Shares and Warrants were sold at a combined offering price of $0.25. The Offering closed on November 18, 2024.

The Warrants have an exercise price equal to $0.25 per share, are exercisable immediately upon issuance and will expire five years after the initial exercise date. The exercise price and number of shares of common stock issuable upon exercise are subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting the common stock and the exercise price. If there is no effective registration statement for the resale of the shares issuable upon exercise of the Warrants, holders of Warrants may elect a “cashless” exercise, whereby they would receive the net number of shares of common stock determined according to a formula set forth in the Warrants. On the expiration date of the Warrants, any Warrants outstanding and unexercised will be automatically exercised via cashless exercise.

H.C. Wainwright and Co., LLC (“Wainwright”) acted as the Company’s exclusive placement agent in connection with the Offering. In connection with the Offering, the Company agreed to pay Wainwright a cash fee of 7.0% of the gross proceeds the Company received in the Offering. The Company agreed to also reimburse Wainwright up to $50,000 for fees and expenses of legal counsel, $35,000 for non-accountable expenses and $15,950 for a clearing fee. In addition, the Company has agreed to grant placement agent warrants to Wainwright, or its designees, to purchase up to 840,000 shares of the common stock (the “Placement Agent Warrants”). The terms of the Placement Agent Warrants are substantially the same as the terms of the Warrants, except that the exercise price is $0.3125 per share.

The net proceeds to the Company from the Offering were approximately $2.7 million, after deducting placement agent fees and other offering expenses payable by the Company. The Company anticipates using the net proceeds from the Offering for general corporate purposes, including pre-clinical and clinical development of its product candidates and working capital and capital expenditures.

Pursuant to the Purchase Agreement, the Company agreed for a period of 30 days following the closing of the Offering not to issue, enter into an agreement to issue or announce the issuance or proposed issuance of the shares or any other securities convertible into, or exercisable or exchangeable for, shares of common stock, subject to certain exceptions. The Company has also agreed for a period of one year following the closing date of the Offering not to (i) issue or agree to issue new equity or debt securities convertible into, or exercisable or exchangeable for, shares at a conversion price, exercise price or exchange price which floats with the trading price of the shares or which may be adjusted after issuance upon the occurrence of certain events or (ii) enter into any agreement, including an equity line of credit, whereby the Company may issue securities at a future-determined price, subject to certain exceptions.

The Offering was made pursuant to the Company’s effective registration statement on Form S-3 (File No. 333-277319), which was previously declared effective by the Securities and Exchange Commission (the “SEC”) on March 1, 2024, including a prospectus supplement filed with the SEC on November 18, 2024.

The Purchase Agreement contains customary representations and warranties and agreements of the Company and the investors and customary indemnification rights and obligations of the parties. The representations, warranties and covenants contained in the Purchase Agreement were made solely for the benefit of the parties to the Purchase Agreement and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Purchase Agreement is incorporated herein by reference only to provide investors with information regarding the terms of the Purchase Agreement, and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the SEC.

The foregoing descriptions of the Purchase Agreement and the Warrants are qualified in their entirety by reference to the forms of the Purchase Agreement and Warrant, copies of which are attached hereto as Exhibits 10.1 and 4.1, respectively, and are incorporated herein by reference. A copy of the opinion of Wyrick Robbins Yates & Ponton LLP relating to the legality of the issuance and sale of the Shares and the Warrants in the Offering is attached as Exhibit 5.1 hereto.

Item. 8.01 Other Events.

On November 15, 2024, the Company issued a press release to announce the entry into the Purchase Agreement. On November 18, 2024, the Company issued a press release to announce the closing of the Offering. The press releases are attached hereto as Exhibits 99.1 and 99.2, respectively, and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) The following exhibits are being filed with this Current Report on Form 8-K.

Exhibit	Description

4.1	Form of Investor Warrant issued on November 18, 2024.
5.1	Opinion of Wyrick Robbins Yates & Ponton LLP.
10.1	Form of Securities Purchase Agreement, dated as of November 15, 2024, by and among Citius Pharmaceuticals, Inc. and the investors signatory thereto.
23.1	Consent of Wyrick Robbins Yates & Ponton LLP (included in Exhibit 5.1).
99.1	Press release, dated November 15, 2024.
99.2	Press release, dated November 18, 2024.
104	Cover Page Interactive Date File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIUS PHARMACEUTICALS, INC.

Date: November 18, 2024	/s/ Leonard Mazur
Leonard Mazur
Chairman and Chief Executive Officer

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